Automatic YRT
Reinsurance Agreement


between

NATIONAL LIFE INSURANCE COMPANY
MONTPELIER, VERMONT
(hereinafter referred to as the "Ceding Company")


and


REINSURER
(hereinafter referred to as "REINSURER")


Effective  October 1, 2005

Treaty #   3350
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TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1 - PREAMBLE...........................................................1
   1.1   PARTIES TO THE AGREEMENT..............................................1
   1.2   COMPLIANCE............................................................1
   1.3   CONSTRUCTION..........................................................1
   1.4   ENTIRE AGREEMENT......................................................1
   1.5   SEVERABILITY..........................................................1

ARTICLE 2 - AUTOMATIC REINSURANCE..............................................2
   2.1   GENERAL CONDITIONS....................................................2
   2.2   NEW BUSINESS..........................................................2
   2.3   RETAINED AMOUNTS......................................................2
   2.4   UNDERWRITING STANDARDS................................................2

ARTICLE 3 - FACULTATIVE REINSURANCE............................................4

ARTICLE 4 - COMMENCEMENT OF LIABILITY..........................................5
   4.1   AUTOMATIC REINSURANCE.................................................5
   4.2   FACULTATIVE REINSURANCE...............................................5
   4.3   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE............................5

ARTICLE 5 - REINSURED RISK AMOUNT..............................................6
   5.1   LIFE..................................................................6

ARTICLE 6 - PREMIUM ACCOUNTING.................................................7
   6.1   PREMIUMS..............................................................7
   6.2   PAYMENT OF PREMIUMS...................................................7
   6.3   DELAYED PAYMENT.......................................................
   6.4   FAILURE TO PAY PREMIUMS...............................................
   6.5   PREMIUM RATE GUARANTEE................................................

ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES...............................9
   7.1   REDUCTIONS AND TERMINATIONS...........................................9
   7.2   INCREASES.............................................................9
   7.3   RISK CLASSIFICATION CHANGES..........................................10
   7.4   REINSTATEMENT........................................................10
   7.5   NONFORFEITURE BENEFITS...............................................10

ARTICLE 8 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS..........................11
   8.1   CONVERSIONS..........................................................11
   8.2   EXCHANGES AND REPLACEMENTS...........................................11

ARTICLE 9 - CLAIMS............................................................12
   9.1   NOTICE...............................................................12
   9.2   PROOFS...............................................................12
   9.3   AMOUNT AND PAYMENT OF REINSURANCE BENEFITS...........................12
   9.4   CONTESTABLE CLAIMS...................................................12
   9.5   CLAIM EXPENSES.......................................................13
   9.6   MISREPRESENTATION OR SUICIDE.........................................13
   9.7   MISSTATEMENT OF AGE OR SEX...........................................13
   9.8   EXTRA-CONTRACTUAL DAMAGES............................................13
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ARTICLE 10 - CREDIT FOR RESERVES..............................................15
   10.1  RESERVE METHODOLOGY AND REPORTING....................................15

ARTICLE 11 - RETENTION LIMIT CHANGES..........................................16

ARTICLE 12 - RECAPTURE........................................................17
   12.1  OPTION 1 (EXCESS REINSURANCE)........................................17

ARTICLE 13 - GENERAL PROVISIONS...............................................18
   13.1  CURRENCY.............................................................18
   13.2  PREMIUM TAX [INSERT (IF APPLICABLE) AND EXCISE TAX]..................18
   13.4  MINIMUM CESSION......................................................18
   13.5  INSPECTION OF RECORDS................................................18
   13.6  FORMS, MANUALS & ISSUE RULES.........................................18
   13.7  INTEREST RATE........................................................18
   13.8  OTHER (YRT AGREEMENTS)...............................................18

ARTICLE 14 - DAC TAX..........................................................19

ARTICLE 15 - OFFSET...........................................................20

ARTICLE 16 - INSOLVENCY.......................................................21
   16.1  INSOLVENCY OF A PARTY TO THIS AGREEMENT..............................21
   16.2  INSOLVENCY OF THE CEDING COMPANY.....................................21
   16.3  INSOLVENCY OF REINSURER..............................................22

ARTICLE 17 - ERRORS AND OMISSIONS.............................................23

ARTICLE 18 - DISPUTE RESOLUTION...............................................24

ARTICLE 19 - ARBITRATION......................................................25

ARTICLE 20 - CONFIDENTIALITY..................................................27

ARTICLE 21 - DURATION OF AGREEMENT............................................29

ARTICLE 22 - EXECUTION........................................................30
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Exhibits
A  -  Retention Limits of the Ceding Company
B  -  Plans Covered and Binding Limits
C  -  Forms, Manuals, and Issue Rules
D  -  Allocation Rules for Placement of Facultative Cases
E  -  Reinsurance Premiums
F  -  Conversion Premiums
G  -  Self-Administered Reporting
H  -  List of Risks Reinsured
I  -  List of Amendments
J  -  In-Force Summary
K  -  Application for Facultative Reinsurance Form
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                                                            ARTICLE 1 - PREAMBLE

1.1   PARTIES TO THE AGREEMENT

      This is a YRT agreement for indemnity reinsurance (the "Agreement") solely between National Life Insurance Company of Montpelier, Vermont (the "Ceding Company"), and Reinsurer ("REINSURER"), collectively referred to as the "parties".

      The acceptance of risks under this Agreement will create no right or legal relationship between REINSURER and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

      The Agreement will be binding upon the Ceding Company and REINSURER and their respective successors and assigns.

1.2   COMPLIANCE

      This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

      The Ceding Company represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify REINSURER for any direct loss REINSURER suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

1.3   CONSTRUCTION

      This Agreement will be construed in accordance with the laws of the state of Vermont.

1.4   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.

1.5   SEVERABILITY

      If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

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                                               ARTICLE 2 - AUTOMATIC REINSURANCE

2.1   GENERAL CONDITIONS

      The Ceding Company will automatically cede to REINSURER new business as defined in Section 2.2 on the life insurance policies, supplementary benefits, and riders listed in Exhibit B issued on and after the effective date of this Agreement. The basis for the automatic reinsurance is shown in Exhibit B.

      REINSURER will automatically accept its share of the above-referenced policies up to the limits shown in Exhibit B, provided that:

      (a) the insured, at the time of the application, must be a permanent resident of the United States or Canada,

      (b) the Ceding Company keeps its full retention, as specified in Exhibit A, or otherwise holds its full retention on a life under previously issued inforce policies and applies the same underwriting standards it would have applied if the new policy had fallen completely within its regular retention,

      (c) the Ceding Company applies its normal underwriting guidelines in accordance with Section 2.4 of this article and Section 13.6,

      (d) the total of the new ultimate amount of reinsurance required including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between REINSURER and the Ceding Company, does not exceed the Automatic Binding Limits set out in Exhibit B,

      (e) the amount of life insurance in force in all companies, including any coverage to be replaced plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit stated in Exhibit B, and

      (f) the application is on a life that has not been submitted facultatively to REINSURER or any other reinsurer, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement or unless the reason for any prior facultative submission no longer applies.

2.2   NEW BUSINESS

      New business as defined in this article and Article 8.2 are those policies on which (a) the Ceding Company has obtained complete and current underwriting evidence on the full amount issued, (b) the full normal commissions are paid by the Ceding Company for the new plan, and (c) the suicide and contestable provisions apply from the effective date of the new plan unless state regulations prohibit new suicide or contestable periods on exchanged policies.

2.3   RETAINED AMOUNTS

      The Ceding Company may not reinsure on any basis any portion of the amount it has retained on the business covered under this Agreement, without prior notification to REINSURER.

2.4   UNDERWRITING STANDARDS

      The parties hereby declare and agree that all policies and benefits covered under this Agreement shall be issued in accordance with the Ceding Company's normal underwriting standards and guidelines. Any subsequent material changes to the underwriting standards and guidelines shall be subject to the approval of REINSURER in writing before being applied to policies and benefits to be covered by this Agreement.

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                                             ARTICLE 3 - FACULTATIVE REINSURANCE

3.1 The Ceding Company may submit any application on a plan or rider identified in Exhibit B to REINSURER for its consideration on a facultative basis.

      The Ceding Company will apply for reinsurance on a facultative basis by sending to REINSURER an Application for Facultative Reinsurance, providing the information outlined in Exhibit K. Accompanying this Application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and any other information bearing on the insurability of the risk. The Ceding Company also will notify REINSURER of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be immediately transmitted to REINSURER.

      After consideration of the Application for Facultative Reinsurance and related information, REINSURER will promptly inform the Ceding Company of its underwriting decision. REINSURER's offer will expire at the end of 120 days, unless otherwise specified by REINSURER.

      If the underwriting decision is acceptable, the Ceding Company will notify REINSURER in writing of its acceptance of the offer during the lifetime of the insured.

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                                           ARTICLE 4 - COMMENCEMENT OF LIABILITY

4.1   AUTOMATIC REINSURANCE

      For automatic reinsurance, REINSURER's liability for amounts ceded hereunder will commence at the same time as the Ceding Company's liability.

4.2   FACULTATIVE REINSURANCE

      For facultative reinsurance, REINSURER's liability will commence at the same time as the Ceding Company's liability, provided that REINSURER has made a facultative offer and that offer was accepted, during the lifetime of the insured, in accordance with the terms of this Agreement.

4.3   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE

      Reinsurance coverage under a conditional receipt or temporary insurance provision is limited to REINSURER's share of amounts within the Conditional Receipt or Temporary Insurance Limits specified in Exhibit B less the Ceding Company's standard retention on the policy applied for. In no event, however, shall REINSURER's liability on any one life, including previous reinsurances, exceed the automatic limits in Exhibit B. REINSURER will accept liability provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage.

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                                               ARTICLE 5 - REINSURED RISK AMOUNT

5.1   LIFE

      The net amount at risk of the policy is defined as the policy face amount less the cash value, account value, or terminal reserve. The reinsured net amount at risk for automatic policies is determined by multiplying the total net amount at risk on the policy by REINSURER's share as defined in Exhibit B. For variable amount plans, the net amount at risk is calculated using the account value in effect at the end of the monthly reinsurance billing period. The Ceding Company will maintain a quota share retention on each policy, up to the maximum limits of its retention per life for the insured's issue age and rating, as shown in Exhibit A. Risk amounts above that limit will be reinsured under the terms of this Agreement on an excess basis.

      Any change in the net amount at risk due to changes in the policy's cash value or account value will be shared proportionately between the Ceding Company and REINSURER.

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                                                  ARTICLE 6 - PREMIUM ACCOUNTING

6.1   PREMIUMS

      Reinsurance premium rates for life insurance and other benefits reinsured under this Agreement are shown in Exhibit E. The rates will be applied to the reinsured net amount at risk.

6.2   PAYMENT OF PREMIUMS

      Reinsurance premiums are payable annually and in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within ten (10) days after the end of the month, will send REINSURER a statement that contains the information shown in Exhibit G, showing reinsurance premiums due for that period. If an amount is due REINSURER, the Ceding Company will remit that amount together with the statement. If an amount is due the Ceding Company, REINSURER will remit such amount within twenty
      (20) days of receipt of the statement.

6.3   DELAYED PAYMENT

      Premium balances that remain unpaid for more than thirty (30) days after the Remittance Date will incur interest from the end of the reporting period. The Remittance Date is defined as thirty (30) days after the end of the reporting period. Interest will be calculated using the index specified in Article 13.7.

6.4   FAILURE TO PAY PREMIUMS

      The payment of reinsurance premiums is a condition precedent to the liability of REINSURER for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within thirty (30) days of the Remittance Date, REINSURER will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If REINSURER elects to exercise its right of termination, it will give the Ceding Company thirty (30) days written notice of its intention. Such notice will be sent by certified mail.

      If all reinsurance premiums in arrears, including any that become in arrears during the thirty (30) day notice period, are not paid before the expiration of the notice period, REINSURER will be relieved of all liability under those policies as of the last date to which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their Remittance Dates.

      Terminated reinsurance may be reinstated, subject to approval by REINSURER, within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. REINSURER will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice REINSURER's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the thirty (30) days notice.

      The Ceding Company will not force termination under the provisions of this Article solely to avoid the provisions regarding recapture in Article 12, or to transfer the reinsured policies to another reinsurer.

6.5   PREMIUM RATE GUARANTEE

      REINSURER does not guarantee the premium rates for more than one (1) year, hence deficiency reserves are not required.

      Although REINSURER anticipates that the premium rates in Exhibit E will apply indefinitely, it guarantees only that the premium rates applicable to the business reinsured under this Agreement will not exceed the greater of:

            (1)   the reinsurance premium rates specified in Exhibit E, and

            (2) YRT net premiums at the applicable statutory minimum valuation mortality table and statutory maximum interest rate for the reinsured business.

      If REINSURER raises its reinsurance premium rates on any block of inforce business reinsured under this Agreement on which the Ceding Company has not raised its retail premiums or cost-of-insurance charges, the Ceding Company may recapture that block of business as of the effective date of the increase in reinsurance premiums. The recapture will become effective on individual policy anniversary dates beginning no sooner than 30 days after the Ceding Company has provided notice of its intent to recapture.

      If the Ceding Company raises its retail premiums or cost-of-insurance charges on any block of inforce business reinsured under this Agreement, REINSURER may increase its premium rates on that block of business by a corresponding amount. The Ceding Company will provide REINSURER with 30 days notice of any such increase. The increase in reinsurance premiums will become effective on individual policy anniversary dates beginning no sooner than 30 days after REINSURER has provided notice of its intent to increase premiums and no sooner than the increase in retail premiums or cost-of-insurance charges becomes effective.

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                                ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES

Whenever a change is made in the status, plan, amount or other material feature of a policy reinsured under this Agreement, REINSURER will, upon receipt of notification of the change, provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. The Ceding Company will notify REINSURER of any such change within thirty (30) days of its effective date.

7.1   REDUCTIONS AND TERMINATIONS

      In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement or any other agreement, the Ceding Company will, reduce or terminate reinsurance on that life. The reinsured amount on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its retention as defined under this Agreement.

      The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. If a fully retained policy on a life that is reinsured under this Agreement is terminated or reduced, the Ceding Company will reduce the existing reinsurance on that life by a corresponding amount, with the reinsurance on the oldest policy being reduced first. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy or policies will be terminated.

      REINSURER will refund any unearned reinsurance premiums net of allowances. However, the reinsured portion of any policy fee will be deemed earned for a policy year if the policy is reinsured during any portion of that policy year.

7.2   INCREASES

      (A)   NONCONTRACTUAL INCREASES

            If the amount of insurance is increased as a result of a noncontractual change and the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures as set forth in Article 2.2, it will be considered new reinsurance under this Agreement. Otherwise, the increase is not reinsured under this Agreement. REINSURER's approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B.

            The Ceding Company and REINSURER will share the increased amount proportionately. Once the Ceding Company's maximum retention has been reached, the remaining amount will be reinsured on a proportional basis. Premiums for the additional reinsurance will be at the new-issue rate from the point of increase.

      (B)   CONTRACTUAL INCREASES

            For policies reinsured on an automatic basis, reinsurance of increases in amount resulting from contractual policy provisions will be accepted only up to the Automatic Binding Limits shown in Exhibit B. For policies reinsured on a facultative basis, reinsurance will be limited to the ultimate amount shown in REINSURER's facultative offer. Reinsurance premiums for contractual increases will be on a point-in-scale basis from the original issue age of the policy.

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7.3   RISK CLASSIFICATION CHANGES

      If the policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's normal underwriting practices. Risk classification changes on facultative policies will be subject to REINSURER's approval.

7.4   REINSTATEMENT

      If a policy reinsured on an automatic basis is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures, REINSURER will, upon notification of reinstatement, reinstate the reinsurance coverage. If a policy reinsured on a facultative basis is reinstated, approval by REINSURER will be required prior to the reinstatement of the reinsurance if the Ceding Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.

      Upon reinstatement of the reinsurance coverage, the Ceding Company will pay the contractual reinsurance premiums plus accrued interest for the period and at the interest rate for which it receives premiums in arrears.

7.5   NONFORFEITURE BENEFITS

      (A)   EXTENDED TERM

            If the original policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the original policy until the expiry of the extended term period.

      (B)   REDUCED PAID-UP

            If the original policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured will be reduced.

            The amount reinsured and the amount retained will be reduced proportionately. The reinsurance premiums will be calculated in the same manner as reinsurance premiums were calculated on the original policy.

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                            ARTICLE 8 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS

If a policy reinsured under this Agreement is converted, exchanged or replaced, the Ceding Company will promptly notify REINSURER. Unless mutually agreed otherwise, policies that are not reinsured with REINSURER and that exchange or convert to a plan covered under this Agreement will not be reinsured hereunder.

8.1   CONVERSIONS

      REINSURER will continue to reinsure policies resulting from the contractual conversion of any policy reinsured under this Agreement, in an amount not to exceed the original amount reinsured hereunder. If the plan to which the original policy is converting is reinsured by REINSURER, either under this Agreement or under a different Agreement, reinsurance premium rates for the resulting converted policy will be those contained in the Agreement that covers the plan to which the original policy is converting. However, if the new plan is not reinsured by REINSURER, reinsurance premiums for a policy resulting from a contractual conversion will be agreed upon between the parties. Reinsurance premiums and any allowances for conversions will be on a point-in-scale basis from the original issue age of the policy.

      If the conversion results in an increase in the risk amount, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. REINSURER will accept such increases, subject to the new business provisions of this Agreement. Reinsurance premiums and any allowances for increased risk amounts will be first-year premiums at the agreed-upon premium rate.

8.2   EXCHANGES AND REPLACEMENTS

      A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements. If the Ceding Company's guidelines treat the policy as new business, then the reinsurance will also be considered new business. For purposes of this Article, new business is defined as those policies on which:

      (a) the Ceding Company has obtained complete and current underwriting evidence on the full amount; and

      (b) the full normal commissions are paid by the Ceding Company for the new plan; and

      (c) the Suicide and Contestable provisions apply from the effective date of the new plan unless state regulations prohibit new Suicide or Contestable periods on exchanged policies.

      REINSURER's approval to exchange or replace the policy will be required if the original policy was reinsured on a facultative basis.

      If the Ceding Company's guidelines do not treat the policy as new business, the exchange or replacement will continue to be ceded to REINSURER. The rates will be based on the original issue age, underwriting class and duration since the issuance of the original policy.

                                                              ARTICLE 9 - CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured under this Agreement, and any additional benefits specified in Exhibit B, which are provided by the underlying policy and are reinsured under this Agreement.

9.1   NOTICE

      The Ceding Company will notify REINSURER, as soon as reasonably possible, after it receives a claim on a policy reinsured under this Agreement.

9.2   PROOFS

      The Ceding Company will promptly provide REINSURER with proper claim proofs, including a copy of the proof of payment by the Ceding Company, a copy of the claimant statement and a copy of the insured's death certificate. In addition, for contestable claims, the Ceding Company will send to REINSURER a copy of all papers in connection with the claim, including investigation papers and the underwriting file and underwriter's notes.

9.3   AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

      As soon as REINSURER receives proper claim notice and proof of the claim, REINSURER will promptly examine the claim and pay the reinsurance benefits due the Ceding Company as appropriate. The Ceding Company's contractual liability for policies reinsured under this Agreement is binding on REINSURER. However, for claims incurred during the contestable period if the total amount of reinsurance ceded to all Reinsurers on the policy is greater than the amount retained by the Ceding Company, or if the Ceding Company retained less than its usual retention on the policy, the Ceding Company will consult with REINSURER before conceding liability or making settlement to the claimant. The Ceding Company will wait at least ten (10) business days for REINSURER's recommendation.

      The total reinsurance recoverable from all companies will not exceed the Ceding Company's total contractual liability on the policy, less the amount retained. The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with REINSURER. REINSURER will also pay its proportionate share of the interest that the Ceding Company pays on the death proceeds until the date of settlement.

      Life benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.

9.4   CONTESTABLE CLAIMS

      The Ceding Company will promptly notify REINSURER of its intention to contest, compromise, or litigate a claim involving a reinsured policy. The Ceding Company will also promptly and fully disclose all information relating to the claim. Once notified, REINSURER will have fifteen (15) business days to notify the Ceding Company in writing of its decision to accept participation in the contest, compromise, or litigation. If REINSURER has accepted participation, the Ceding Company will promptly advise REINSURER of all significant developments in the claim investigation, including notification of any legal proceedings against it in response to denial of the claim.

      If REINSURER does not accept participation, REINSURER will then fulfill its obligation by paying the Ceding Company its full share of the reinsurance amount, and will not share in any subsequent reduction or increase in liability.

      If REINSURER accepts participation and the Ceding Company's contest, compromise, or litigation results in a reduction or increase in liability, REINSURER will share in any such reduction or increase in proportion to its share of the risk on the contested policy.

9.5   CLAIM EXPENSES

      REINSURER will pay its share of reasonable claim investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless REINSURER has discharged its liability pursuant to
      Section 9.4 above. If REINSURER has so discharged its liability, REINSURER will not participate in any expenses incurred thereafter.

      REINSURER will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

      Furthermore, REINSURER will not reimburse the Ceding Company for any expenses if said expense was not incurred by the Ceding Company while investigating, defending or settling a claim.

9.6   MISREPRESENTATION OR SUICIDE

      If the Ceding Company returns premium to the policyowner or beneficiary as a result of misrepresentation or suicide of the insured, REINSURER will refund its proportionate share of the premium refund to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

9.7   MISSTATEMENT OF AGE OR SEX

      In the event of a change in the amount of the Ceding Company's liability on a reinsured policy due to a misstatement of age or sex, REINSURER's liability will change proportionately. The face amount of the reinsured policy will be adjusted from the inception of the policy, and any difference will be settled without interest.

9.8   EXTRA-CONTRACTUAL DAMAGES

      REINSURER will not participate in punitive or compensatory damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement. REINSURER will, however, pay its share of statutory penalties awarded against the Ceding Company in connection with claims covered under this Agreement if REINSURER elected in writing to join in the contest of the coverage in question.

      The parties recognize that circumstances may arise in which equity would require REINSURER, to the extent permitted by law, to share proportionately in punitive and compensatory damages. Such circumstances are difficult to define in advance, but would generally be those situations in which REINSURER was an active party and, in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the extra-contractual damages. In such situations, REINSURER and the Ceding Company will share such damages so assessed, in equitable proportions.

      For purposes of this Article, the following definitions will apply.

      "Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

      "Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

      "Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

                                                ARTICLE 10 - CREDIT FOR RESERVES

10.1  RESERVE METHODOLOGY AND REPORTING

      The parties intend that the Ceding Company will receive full statutory reserve credit in its state of domicile for the insurance risks ceded to REINSURER. The parties agree to make all reasonable efforts to ensure that this is accomplished.

      The Ceding Company will provide a reserve summary for business reinsured under this agreement to REINSURER on a quarterly basis, along with a detailed description of its reserving assumptions and any changes in these assumptions applicable to each calendar year.

                                            ARTICLE 11 - RETENTION LIMIT CHANGES

11.1 If the Ceding Company changes its maximum retention limits as shown in Exhibit A, it will provide REINSURER with written notice of the intended changes thirty (30) days in advance of their effective date.

      A change to the Ceding Company's maximum retention limits will not affect the reinsured policies in force except as specifically provided elsewhere in this Agreement. Furthermore, unless agreed between the parties, an increase in the Ceding Company's retention schedule will not effect an increase in the total risk amount that it may automatically cede to REINSURER.

                                                          ARTICLE 12 - RECAPTURE

12.1 Recapture is not available until the end of the 20th policy year, and then must be in conjunction with an increase in the Ceding Company's maximum schedule of retention. The amount eligible for recapture will be the difference between the amount originally retained and the amount the Ceding Company would have retained on the same quota share basis had the new retention schedule been in effect at the time of issue.

                                                 ARTICLE 13 - GENERAL PROVISIONS

13.1  CURRENCY

      All payments and reporting by both parties under this Agreement will be made in United States dollars.

13.2  PREMIUM TAX

      REINSURER will not reimburse the Ceding Company for premium taxes.

13.3  MINIMUM CESSION

      The Ceding Company will not cede a policy to REINSURER unless the amount to be reinsured at issue exceeds the Initial Minimum Cession amount shown in Exhibit B.

      Reinsurance will be cancelled on any policy when its reinsured net amount at risk falls below the Trivial Amount limit shown in Exhibit B.

13.4  INSPECTION OF RECORDS

      REINSURER and the Ceding Company, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration. Such access will be provided during regular business hours at the office of the inspected party.

13.6  FORMS, MANUALS & ISSUE RULES

      The Ceding Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates, policy forms, and normal standards and guidelines relating to exchanges and replacements applicable to the Reinsured Policies and in use as of the effective date, have been supplied to REINSURER.

      It is the Ceding Company's responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau
      (MIB) guidelines.

13.7  INTEREST RATE

      If, under the terms of this Agreement, interest is accrued on amounts due either party, such interest will be calculated using the 180 day treasury rate as reported in the Wall Street Journal on the date the payment becomes due, except as it pertains to Article 9 and as outlined elsewhere in this Agreement.

13.8  OTHER

      REINSURER will not participate in gross annual premiums and policy fees paid by the policyholder, expense charges, cash values, accumulation fund amounts, dividends, nor any benefits not expressly referred to herein.

                                                            ARTICLE 14 - DAC TAX

14.1 The parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

      (a) The term 'party' refers to either the Ceding Company or REINSURER, as appropriate.

      (b) The terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992.

      (a) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

      (b) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

      (c) The Ceding Company will submit a schedule to REINSURER by April 1 of each year with its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year. REINSURER may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of REINSURER's receipt of the Ceding Company's calculation. If REINSURER does not so notify the Ceding Company within the required timeframe, REINSURER will report the net consideration as determined by the Ceding Company in REINSURER's tax return for the previous calendar year.

      (f) If REINSURER contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date REINSURER submits its alternative calculation. If the Ceding Company and REINSURER reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

      (g) Both the Ceding Company and REINSURER represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                                                             ARTICLE 15 - OFFSET

15.1 Any debts or credits, in favor of or against either REINSURER or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

      The right of offset will not be affected or diminished because of the insolvency of either party.

                                                         ARTICLE 16 - INSOLVENCY

16.1  INSOLVENCY OF A PARTY TO THIS AGREEMENT

      A party to this Agreement will be deemed insolvent when it:

      (a) applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

      (b)   is adjudicated as bankrupt or insolvent; or

      (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

      (d) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

16.2  INSOLVENCY OF THE CEDING COMPANY

      In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

      In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor will give written notice to REINSURER of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

      The expense incurred by REINSURER will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

      REINSURER will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.

16.3  INSOLVENCY OF REINSURER

      In the event of REINSURER's insolvency, the Ceding Company may cancel the Agreement for future new business and will notify REINSURER in writing of its intent. The parties agree to waive the notification period for this cancellation, and the effective date will be no earlier than the effective date of REINSURER's insolvency.

      Upon giving written notice to REINSURER, the Ceding Company may also recapture all of the inforce business reinsured by REINSURER under this Agreement. In the event the Ceding Company exercises this recapture option, REINSURER will refund any unearned premium.

                                               ARTICLE 17 - ERRORS AND OMISSIONS

17.1 If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as "errors"), REINSURER or the Ceding Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either party, the other is promptly notified, each thereupon will be restored to the position it would have occupied if the error had not occurred, including interest, except as provided for in Article 3.

      If it is not possible to restore each party to the position it would have occupied but for the error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.

      However, REINSURER will not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor will REINSURER be responsible for negligent or deliberate acts or for repetitive errors in administration by the Ceding Company that have not been corrected in a reasonable period of time. If either party discovers that the Ceding Company has failed to cede reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, REINSURER may require the Ceding Company to audit its records for similar errors and to take the actions necessary to avoid similar errors in the future. If REINSURER has received no evidence that the Ceding Company has taken action to remedy such a situation, REINSURER's liability is limited to correctly reported policies only.

                                                 ARTICLE 18 - DISPUTE RESOLUTION

18.1 In the event of a dispute arising out of or relating to this agreement, the parties agree to the following process of dispute resolution. Within thirty (30) days after REINSURER or the Ceding Company has first given the other party written notification of a specific dispute, each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

      If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional thirty (30) days.

                                                        ARTICLE 19 - ARBITRATION

19.1 It is the intention of REINSURER and the Ceding Company that the customs and practices of the life insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all matters with the highest good faith. If REINSURER and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 18, the dispute will be decided through arbitration.

      To initiate arbitration, either the Ceding Company or REINSURER will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will acknowledge to the notification in writing within fifteen
      (15) days of its receipt.

      There will be three arbitrators who will be current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Each of the parties will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of the initiation of the arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of the appointment of the second arbitrator, then each arbitrator shall nominate three candidates [within ten (10) days thereafter], two of whom the other shall decline, and the decision shall be made by drawing lots for the final selection.

      Once chosen, the arbitrators are empowered to select the site of the arbitration and decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. The arbitrators will have the power to determine all procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators may consider any relevant evidence; they will weigh the evidence and consider any objections. Each party may examine any witnesses who testify at the arbitration hearing.

      The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule and will be submitted in writing. The decision will be final and binding on both parties and there will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. The arbitrators may not award any exemplary or punitive damages.

      Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

      This Article will survive termination of this Agreement.

                                                    ARTICLE 20 - CONFIDENTIALITY

20.1  PRIVACY

      REINSURER agrees to treat Customer Information provided by the Ceding Company as confidential, as prescribed under Federal and State laws and regulations related to privacy. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. REINSURER may disclose such information to its retrocessionaires as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. REINSURER may also disclose such information to its external auditors as necessary to comply with audit requirements. REINSURER will take reasonable steps to assure such outside parties maintain the confidentiality of Customer Information.

      REINSURER will furnish to the Ceding Company a copy of REINSURER's privacy policy upon request.

20.2  PROPRIETARY INFORMATION

      (a) The Ceding Company and REINSURER acknowledge that compliance with the terms of this agreement requires that they exchange Proprietary Information with each other.

      (b) Proprietary Information includes, but is not limited to, business plans, trade secrets, experience studies, underwriting manuals, guidelines and decisions, applications, policy forms, quote terms, actuarial data and assumptions, valuations, financial condition, and the specific terms and conditions of this agreement.

      (c)   Proprietary Information will not include information that:

            (i) is or becomes available to the general public other than as a result of disclosure by the party receiving the information ( hereinafter the "Recipient");

            (ii)  is developed independently by the Recipient;

            (iii) is acquired by the Recipient from a third party that is not known by the Recipient to be bound to keep the information confidential; or

            (iv) was already within the possession of the Recipient, and not subject to a confidentiality agreement, prior to being furnished by the other party.

20.3 REINSURER and the Ceding Company shall hold all Proprietary Information received from the other party in confidence and will not disclose such information except to their own directors, officers, employees, affiliates, and advisors (collectively the "Representatives") who need to know such information in connection with the proper execution of this agreement. REINSURER and the Ceding Company shall inform all Representatives of the confidentiality of the Proprietary Information and will direct such Representatives to treat the information accordingly.

20.4. REINSURER may disclose Proprietary Information to its retrocessionaires or MIB as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. The Ceding Company or REINSURER may disclose Proprietary Information to its external auditors as necessary to comply with audit requirements. The parties will take reasonable steps to assure such outside parties maintain the confidentiality of such Proprietary Information.

20.5 Either party may disclose Proprietary Information when legally compelled to do so. In such event, the party so compelled will provide the other party with prompt notice prior to disclosure so that the other party may seek an appropriate remedy.

20.6 The provisions of this Article survive for two years beyond the termination of the last in force policy reinsured under this Agreement.

                                              ARTICLE 21 - DURATION OF AGREEMENT

21.1 This Agreement is indefinite as to its duration. The Ceding Company or REINSURER may terminate this Agreement with respect to the reinsurance of new business by giving thirty (30) days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

      During the notification period, the Ceding Company will continue to cede and REINSURER will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all reinsured policies will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.

                                                          ARTICLE 22 - EXECUTION

22.1 This Agreement is effective as of October 1, 2005, and applies to all eligible policies with issue dates on or after such date and to eligible policies applied for on and after such date that were backdated for up to six (6) months to save age. This Agreement has been made in duplicate and is hereby executed by both parties.

NATIONAL LIFE INSURANCE COMPANY          REINSURER

By:                                      By:
         ----------------------------             ----------------------------
         (signature)                              (signature)

         ----------------------------             ----------------------------
         (print or type name)                     (print or type name)

Title:                                   Title:
         ----------------------------             ----------------------------

Date:                                    Date:
         ----------------------------             ----------------------------

Location:                                Location:
         ----------------------------             ----------------------------

Attest:                                  Attest:
         ----------------------------             ----------------------------
         (signature)                              (signature)

Title:                                   Title:
         ----------------------------             ----------------------------

                                                                       EXHIBIT A

CORPORATE RETENTION LIMITS OF THE CEDING COMPANY

A.1   (A)   LIFE INSURANCE - MAXIMUM LIMITS OF RETENTION

            ISSUE AGES              STANDARD - TABLE 16

            All Ages $2,000,000 on each life, but not to exceed $2,000,000 per policy

      (A) FIRST DOLLAR QUOTA SHARE - CEDING COMPANY'S QUOTA SHARE PERCENTAGE The Ceding Company will retain 10% of each policy up to the above maximum dollar retention limits.

A.2   WAIVER OF PREMIUM DISABILITY BENEFITS:          Not applicable

A.3   ACCIDENTAL DEATH BENEFITS:                      Not applicable

                                                                       EXHIBIT B

PLANS COVERED AND BINDING LIMITS

The business automatically reinsured under this Agreement is defined as follows.

B.1   PLANS, RIDERS AND BENEFITS

      Policies issued on plans with effective dates within the applicable period shown below may qualify for automatic reinsurance under the terms of this Agreement.

                                                            Commencement
         Plan Identification               Form No.             Date
--------------------------------------------------------------------------------
      Plan Name or Code, e.g.:
Survivorship Variable Universal Life         7461          October 1, 2005

          Benefit & Riders:
      Policy Split Option Rider              7465          October 1, 2005
      Continuing Coverage Rider              7462          October 1, 2005
      Estate Preservation Rider              7467          October 1, 2005
    Enhanced Death Benefit Rider             7466          October 1, 2005
 Additional Protection Benefit Rider         7463          October 1, 2005
      Automatic Increase Rider               7630          October 1, 2005

      The above plans underwritten by Beneficial Life Insurance Company may be reinsured under this Reinsurance Agreement at the same terms as the Ceding Company.

B.2   BASIS

      REINSURER's share will be 25% of the total face amount on each policy on a first dollar quota share basis. This amount will not exceed REINSURER's share of the maximum Automatic Binding Limits specified in Exhibit B. If NL's retention is full on one or both lives, REINSURER's share can be up to 27.78% of the policy.

B.3   AUTOMATIC BINDING LIMITS

      (a)   Life

      -------------------------------------------------------------------------------------------------------------
                     Issue Ages                   Maximum Automatic Limit     REINSURER's          REINSURER's
                                                    Standard - Table 16          Share              Max Share
                                                                                               if NL Retention Full
      -------------------------------------------------------------------------------------------------------------
            Both Insureds Ages Up to 75,                $20,000,000            $5,000,000          $5,556,000
                   Standard Rating
      -------------------------------------------------------------------------------------------------------------
           One or Both Insureds 76 - 80 &               $15,000,000            $3,750,000          $4,167,000
                      Standard
      -------------------------------------------------------------------------------------------------------------
                   4 Table Program                       $5,000,000            $1,250,000          $1,389,000
      -------------------------------------------------------------------------------------------------------------
            One or Both Insureds 76-80 &                Facultative           Facultative          Facultative
      Substandard, Ages Over 80 or One or Both              Only                  Only                 Only
                   Insureds Rated
      -------------------------------------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                     (continued)

            The pool maximum autobind amounts above include the Ceding Company's retention.

      (b)   Waiver of Premium Disability Benefits: Not Reinsured Hereunder

      (b)   Accidental Death Benefits: Not Reinsured Hereunder

B.4   Jumbo Limits

      The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below. Life:
      $35,000,000

B.5   Conditional Receipt or Temporary Insurance Agreement

      The amount of such coverage provided by REINSURER will be limited to its share of the following amounts provided by the Ceding Company's Conditional Receipt or Temporary Insurance Agreement.

                        -----------------------------------------
                           Age                     Maximum Amount
                        -----------------------------------------
                        All Ages                     $1,000,000
                        -----------------------------------------

B.6   Cession Limits

      (a)   Minimum Initial Cession:      $100,000 (Fac shopped cessions only)

      (b)   Trivial Amount:               None

                                                                       EXHIBIT C

FORMS, MANUALS, AND ISSUE RULES

                                                                       EXHIBIT D

ALLOCATION RULES FOR PLACEMENT OF FACULTATIVE CASES

First-in, best offer

                                                                       EXHIBIT E

REINSURANCE PREMIUMS

E.1   LIFE

      Plans covered under this Agreement will be reinsured on a YRT basis and the following single life rates (including any extra premium charges) will be frazierized, using the attached formula, to achieve the applicable last survivor rates. Reinsurance premiums will be based on the annual Society of Actuaries 1990-95 Select and Ultimate Age Nearest Birthday table shown in this Exhibit E, multiplied by the following percentages.

      UNDERWRITING CLASS               PERCENTAGE OF RATES
      ------------------               -------------------
      Preferred Nonsmoker               xx%
      Standard Nonsmoker                xx%
      Preferred Smoker                 xxx%
      Standard Smoker                  xxx%

The minimum premium will be $.12.

The maximum joint life premium will be $500 per thousand.

When one life is uninsurable, the rate will be $400 per thousand.

Standard nonsmoker rates will be assumed for juveniles 0-19.

Policies qualifying for the Standard to Table 4 shaving program (Express Standard Program), with a maximum age of 75, will be reinsured at xxx% of the applicable "standard" reinsurance rates.

Policies issued under the CUP program will be reinsured at the above automatic rates.

E.2   AGE BASIS

      Age Nearest Birthday

E.3   POLICY FEES

      REINSURER will not participate in any policy fees.

E.4   RECAPTURE PERIOD

      Number of years: 20 Years

E.5   SUBSTANDARD RATINGS

      Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.

E.6   FLAT EXTRAS

      The total premium remitted to REINSURER will include the flat extra premium minus the allowances shown below.

       Type of Flat Extra Premium         First Year         Renewal
       --------------------------         ----------         -------
      Temporary (1-5 years)                   xx%              xx%
      Permanent (6 years & greater)           xx%              xx%

                                                                       EXHIBIT E
                                                                     (CONTINUED)

E.7   RIDERS AND BENEFITS

      Continuing Coverage Rider

      For the Continuing Coverage Rider, REINSURER will participate in the $2.50 per month per $1,000 less a xx% allowance. This charge is to be paid from ages 90 to 100.

      Other Reinsured Riders

      The base plan rates will apply to the riders. If the rider is exercised after issue, point-in-scale rates will be effective where no underwriting is done. If the rider is newly underwritten, first year rates will apply.

      Policy Split Option Rider

      There is no charge for the Policy Split Option Rider until it is exercised and the single life rates on a point-in-scale basis, measured from the issue date of the joint life policy, will apply.

PREMIUM RATES FOR PLANS, BENEFITS AND RIDERS

                                                                       EXHIBIT F

CONVERSION PREMIUMS

Term conversions from the Ceding Company's and Life of the Southwest Insurance Company's plans to the Survivorship Variable Universal Life Plan wil be on a point-in-scale basis at the reinsurance rates in Exhibit E.

                                                                       EXHIBIT G

SELF-ADMINISTERED REPORTING

G.1 The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send REINSURER the reports listed below.

      TRANSACTION REPORTS
      1.    New Business
      2.    First Year - Other than New Business
      3.    Renewal Year
      4.    Changes and Terminations
      5.    Accounting Information

      PERIODIC REPORTS
      6.    Statutory Reserve Information, Quarterly
      7.    Policy Exhibit Information, Monthly
      8.    Inforce, Monthly

      A brief description of the data requirements follows below.

      TRANSACTION REPORTS

      SELECT:

      The Ceding Company agrees to provide the following policy data in each report as outlined in Exhibits H, I and J, and as referenced below:

      1.    New Business

            This report will include new issues only, the first time the policy is reported to REINSURER. Automatic and Facultative business will be identified separately.

      2.    First Year - Other than New Business

            This report will include policies previously reported on the new business detail and still in their first duration, or policies involved in first year premium adjustments.

      3.    Renewal Year

            All policies with renewal dates within the Accounting Period will be listed.

      4.    Changes and Terminations

            Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each policy.

            The Ceding Company will identify the following transactions either by separate listing or unique transaction codes: Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the original policy date, as well as the current policy date.

      5.    Accounting Information

            Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories: Automatic and Facultative, First Year and Renewals.

      PERIODIC REPORTS

      6.    Statutory Reserve Information

            Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

      7.    Policy Exhibit Information

            This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of policies and reinsured amount.

      8.    Inforce

            This is a detailed report of each policy in force.

                                                                       EXHIBIT H

LIST OF RISKS REINSURED

The "List of Risks Reinsured," showing all renewing policies, should be prepared and submitted monthly, quarterly, or annually according to the terms of the Agreement. At least once a year at the end of each year, a list must be submitted by the Ceding Company to REINSURER including ALL risks reinsured under this Agreement. Premiums due should be included only for the period being reported. The information required to be shown on such lists is set out below.

      A.    Policy number
      B. Name of insured (minimum is surname and first initial; prefer to have first name and middle initial as well.)
      C.    Sex
      D.    Date of birth (month, day, year)
      E.    Issue age *
      F.    Attained age
      G. Policy date (month, day, year) or date of increase/decrease in specified amount
      H.    Transaction code (in force)
            1.    First year, newly reported (i.e., new business)

            2.    First year, previously reported (i.e., renewal business in first policy year)
            3.    Renewal
      I.    Substandard rating (table, mortality percentage, flat extra amount and duration. Show multiple of standard for ADB or WPD.)
      J.    Plan or plan code (if more than one plan is covered by the
            Agreement) K. Underwriting class (smoker, nonsmoker, preferred, etc.)
      L.    Specified amount issued (life, ADB, WPD)
      M.    Death benefit option (i.e., cash value included in or in addition to the specified amount)
*     N.    Current death benefit (under original policy)
      O.    Proportion reinsured this policy (where applicable)
      P.    Amount reinsured
      Q.    Current reinsurance amount at risk
      R.    Reinsurance premium (life, ADB, WPD)
*     S.    Net cash amount due REINSURER (life, ADB, WPD)
*     T.    Automatic or facultative
*     U.    Currency code if not U.S. currency


      * Desirable but not required

                                                                       EXHIBIT H
                                                                     (CONTINUED)

There should be separate subtotals for all items listed below. Each subtotal should include:

Policy count                  (life--separately for new business, renewals, and combined)
Reinsurance amount at risk    (separately for new business, renewals, and combined)
Reinsurance premium           (separately for new business, renewals, and combined)
Reinsurance commission        (separately for new business, renewals, and combined) Net
amount due REINSURER          (separately for new business, renewals, and combined)

The various policy details including reinsurance amount at risk and proportion reinsured shown on the "List of Risks Reinsured" should correspond to the in force after any changes reported concurrently on the "List of Amendments." We need a grand total each reporting period for policy count in force and reinsurance amount at risk in force (separately for new business, renewals, and combined). A separate total of ADB in force is needed. This need not be separated into new business and renewals.

A grand total of reinsurance premium and net amount due REINSURER, including all in force and amendments, should be shown (separately for first year, renewals, and combined categories). Separate totals should be provided for life, ADB, and WPD. This may be shown on the "List of Risks Reinsured" or may be included in a separate summary.

Where premiums for more than one period are being reported on a single list, the basic identification (policy number, name of insured, sex, date of birth, age, and policy date) need be shown only one time on the first line for the policy. Subsequent lines should each relate to a different period and the period involved should be indicated.

Although an increase or decrease in the specified amount will not, as a rule, result in the issuance of a new policy, the amount of such increase or decrease should be reported separately from the base specified amount so that differences in premium rates can be reflected. For example, the amount of increase in specified amount might involve a substandard rating that differs from the rating for the base specified amount. In any such case, it might be a good idea to assign a separate policy number suffix.

Any significant deviations from these reporting guidelines must be agreed to by REINSURER.

                                                                       EXHIBIT I

LIST OF AMENDMENTS

Each "List of Amendments" (monthly, quarterly, or annual) should show details for each policy for which any transaction (see codes 4-12 below) occurred which has an effect on either the reinsurance amount at risk or reinsurance premium. The basic policy details to be shown include the following:

      a.    Policy number
      b.    Name of insured
*     c.    Date of birth
      d.    Transaction code (changes to in force)
            4.    Termination without value
            5.    Policy not placed (NTO)
            6.    Surrender (full or partial)
            7.    Reinstatement
            8.    Increase in specified amount
            9.    Decrease in specified amount
            10.   Conversion or change of plan (e.g., Option A to Option B)
            11.   Death
            12.   Other (Please describe.)
                  Under item 12, we would like you to describe any other amendments such as partial recapture, full recapture, table rating reduction, etc,
      e.    Effective date of transaction
      f.    Net increase or decrease in reinsurance amount at risk from the reinsurance amount at risk last reported to REINSURER before the change
      g.    Reinsurance premium adjustment (separately for first year/renewal)
      h.    Net adjustment due REINSURER (separately for first year/renewal)
      i.    Currency code if not U.S. currency

Subtotals of policy count and reinsurance amount at risk should be provided for each transaction code where the transaction is such that the life policy count in force is altered by the transaction. For items g and h only grand totals are required (separately for first year/renewal/combined).

The premium adjustments should include adjustments up to the current reporting period (e.g., month, quarter). Premiums for the current reporting period should appear on the "List of Risks Reinsured."

It is not necessary to adhere strictly to the set of transaction codes shown above as long as the amendments are clearly identified and appropriate subtotals and totals can be provided.

* Desirable but not required

                                                                       EXHIBIT J

IN-FORCE SUMMARY FORM

                       SELF-ADMINISTERED LIFE REINSURANCE

                                 Summary Report

                         For the Period _______ through
                                  To Reinsurer

                                                   Account
Company Name ___________________________________   Number ______________________

Treaty ID:   ___________________________________

Plan ID:     ___________________________________

Prepared By  ___________________________________   Date ________ Phone _________

I.    Policy Exhibit Summary (Life Reinsurance Only)

================================================================================
                                                      Number of      Amount of
                                                      Policies      Reinsurance
--------------------------------------------------------------------------------
A. In Force As Of Last Report
--------------------------------------------------------------------------------
B. New Paid Reinsurance Ceded
--------------------------------------------------------------------------------
C. NTO
--------------------------------------------------------------------------------
D. Reinstatements
--------------------------------------------------------------------------------
E. Administrative New Business (Conversions, Etc.)
--------------------------------------------------------------------------------
F. Lapses
--------------------------------------------------------------------------------
G. Recaptures
--------------------------------------------------------------------------------
H. Surrenders (Coinsurance Only)
--------------------------------------------------------------------------------
I. Death
--------------------------------------------------------------------------------
J. Expiries
--------------------------------------------------------------------------------
K. Administrative Lapses
--------------------------------------------------------------------------------
L. Increase/Decrease                                   XXXXXX
--------------------------------------------------------------------------------
M. In Force As Of Current Report
--------------------------------------------------------------------------------
N. ADB In Force As of Current Report                   XXXXXX
================================================================================

II.   Accounting Summary

================================================================================
                  Premiums                 Commissions
                                                                       Net Due
Category                                                      Other*  REINSURER-
          --------------------------------------------------             Life
          First Year  Renewal Year  First Year  Renewal Year
--------------------------------------------------------------------------------
Life
--------------------------------------------------------------------------------
WP
--------------------------------------------------------------------------------
ADB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total
================================================================================

* If more than one category is included (e.g., surrender benefits, dividends), please show details on the reverse side of this form. RADF61

                        FACULTATIVE-AUTOMATIC SUBMISSION
                      ORIGINAL-ADDITIONAL-MIB Inquiry Only

    Reinsurer______________________________________________________________
    Address:_______________________________________________________________
    Ceding Co.:____________________________________________________________
    Underwriter's Name:____________________________________________________
    DATE:__________________________________________________________________
    Underwriting Area:_____________________________________________________

    Insured's Name (Lst, Fst, M)
    Policy Number:                             Original Pol No.:
    Date of Birth:                             Issue Age:           Sex:
    Policy Date:
    Original Pol Date:
    Birth State:                               Birth Country:
    Reins Eff Date:
    Original Iss Age:
    Reside State:                              Reside Country:
    Continuation:                Duration:
    Occupation:
    Policy Certificate ID:
    Second Insured's Name:
    Date of Birth:                             Issue Age:           Sex:

    Plan Name:                           Smoker Code:
    Rider Name:                          Smoker Code:

    Life Rates:
    Reserve Basis:

    Benefit 1:              Ben 1 Rating:
    Benefit 2:              Ben 2 Rating:
    Benefit 3:              Ben 3 Rating:
    Benefit 4:              Ben 4 Rating:
    Benefit 5:              Ben 5 Rating:

    Flat Extra 1:                                        Flat Ex 1 Dur:
    Flat Extra 2:                                        Flat Ex 2 Dur:

    Submission Type:  Fac                                Auto
    Original Submission Date:
    Offer Accepted Date:
    Withdrawal Date:

 _____________________________________________________________________________
                                               LIFE        WPD       ADB
 _____________________________________________________________________________
 Previous In Force                        ____________________________________
 Previous Retained                        ____________________________________
 Issued This Policy                       ____________________________________
 Retained This Policy                     ____________________________________
 Reinsured Amount                         ____________________________________

 ____________________________    _____________________________________________
   Policy           Amount       Inforce Policies:
    Year     Age    At Risk      _____________________________________________
 ============================    Policy Number   Issue Amount  Retained Amount
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________
 ____________________________    Commments ___________________________________
 ____________________________    _____________________________________________
 ____________________________    _____________________________________________

    Fac                           Auto
    Original Submission Date:
    Offer Accepted Date:
    Withdrawal Date:

    _______________________________________________________________________
    Circle Withdrawal Reason:

    1.   Underwriting Not Complete
    2.   Policy Not Delivered
    3.   All Within Our Retention
    4.   Placed With Automatic Reinsurer
    5.   Placed With Another Reinsurer:

         a) Rating    b) Requirements   c) Quicker Response
    _______________________________________________________________________

    =======================================================================
    Submitted File Includes:
    =======================================================================
    Application                          X_Ray
    _______________________________________________________________________
    Medical Examination                  Other Medical Underwriting Data
    _______________________________________________________________________
    Blood Profile                        Inspection Report
    _______________________________________________________________________
    Heart Chart                          Additional Inspection Report
    _______________________________________________________________________
    Attending Physician's Report         Aviation Questionnaire
    _______________________________________________________________________
    Microscopic Urinalysis               Other Non-medical Data
    _______________________________________________________________________
    Electrocardiogram
    =======================================================================